Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-176218) and on Form S-8 (Nos. 33-79826, 33-92182, 333-59383, 333-55110, 333-103348, 333-116191, 333-136405, 333-144954, 333-153061, 333-155249, 333-158961, 333-166672 and 333-173964) of Newfield Exploration Company of our report dated February 27, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 27, 2012